1997 DEFERRED COMPENSATION PARTICIPANTS

Name                Title                                    Percent
----                -----                                    -------
AIAZZI, Gary       Director of Property Development               2.0
CAVALLARO, Steve   C.O.O. of Subsidiary Properties                2.5
GOLDBERG, Arthur   Director of Comp. & Benefits & Risk Mgmt.     10.0
HEWITT, John       Corporate Controller                           5.0
SCHARER, Chuck     President/ Chief Executive Officer            10.0
EWALD, Sue               V.P., Property Operations               10.0
FLETCHER, Bill     Director of Player Development & Casino
                     Services                                    12.0
HERBACK, Phil      Director of Facilities Management             14.0
STEPHENS, Willie   V. P. of Casino Operations                     8.0
FRENCH, Bill       Director of Food & Beverage                    8.0
WELCH, Verne       Sr. V. P./General Manager                     15.0